RECEIVABLES PURCHASE AGREEMENT

        THIS RECEIVABLES PURCHASE AGREEMENT ("Agreement") is dated as of the 26th day of January, 1999, by and between APPLIED
MATERIALS, INC., a Delaware corporation ("Seller") and DEUTSCHE
FINANCIAL SERVICES (UK) LIMITED, a corporation registered in England and Wales ("Purchaser").

                           R E C I T A L S

        A. Among other things, Seller sells certain manufacturing products and provides services related thereto in the ordinary course of its business throughout Europe (the "Products" and the "Services", respectively, or collectively, the "Goods").

        B. Seller may sell and Purchaser may purchase from time to time, on the terms and conditions set forth herein, all of Seller's right, title and interest in and to payment for the Products sold and Services rendered by Seller to the Obligors
(as defined herein) (such accounts collectively referred to herein as the "Receivables" or, individually, a "Receivable").

        C. Purchaser wishes that Seller act as Purchaser's initial Collection Agent with respect to Receivables sold by Seller in connection with the collection of the amounts owing on the Receivables, and wishes to pay the Seller a Collection Agent
Fee, as herein defined, in return for the Seller's services as Collection Agent.

        D. Seller and Purchaser desire to enter into this Agreement to govern the purchase and sale of the Receivables, the administration and collection thereof, and related matters.

        NOW, THEREFORE, in consideration of the agreements contained herein and for other good and valuable consideration, the parties hereto mutually agree as follows:

                               ARTICLE 1
                              Definitions

        Section 1.1.    Definitions.

        Except as otherwise specified in this Agreement, all references (i) to any Person, other than Seller, shall be deemed to include such Person's successors and assigns, and
(ii) to any law, agreement, statute or contract specifically defined or referred to in this Agreement shall be deemed references to such agreement, or contract as the same may be supplemented, amended, waived, consolidated, replaced or modified from time to time, but only to the extent permitted by, and effected in accordance with, the terms hereof. The words "herein," "hereof" and "hereunder" and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any provision of this Agreement, and "Article," "Section," "paragraph," "Schedule" and respective references are to this Agreement unless otherwise specified. Whenever the context so requires, words importing any gender include the other genders. Any of the terms defined in this Article 1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference; the singular includes the plural and the plural includes the singular.

        All terms defined in this Article 1 shall have the defined meanings when used in this Agreement or, except as otherwise expressly stated therein, any certificate, opinion or other document delivered pursuant to this Agreement.

        All accounting terms not otherwise defined in this Article 1 or elsewhere in this Agreement shall have the meanings assigned them in conformity with GAAP.


        All terms used in Article 9 of the UCC and not specifically defined in Article 1 or elsewhere in this Agreement shall be defined herein as such terms are defined in the UCC as in effect in the State of California on the date hereof.

        References to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form. References to "written" include "printed," "typed," "lithographed" and other adjectives relating to words reproduced in a tangible visible form consistent with the preceding sentence including electronic mail. The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation."

        A/R Limit.  As defined in Section 2.1.B.

        Balance.  As defined in Section 2.1.B.

        Billing Date. The date on which an invoice is issued with respect to the sale of Goods resulting in the creation of a Receivable.

        Business Day. Any day on which dealings in currencies and exchange may be carried on in the interbank eurodollar market, excluding Saturday, Sunday and any day which is a day on which banking institutions in London are authorized or required by law or other governmental action to close.

        Collateral.  As defined in Section 5.1.

        Collection Agent. A Person that is selected and appointed by Purchaser, in accordance with Section 3.1, to act on Purchaser's behalf in the administration, servicing and collection of the Sold Receivables. Such Person may be Seller.
The term "Collection Agent" includes a Successor Collection
Agent.

        Collection Agent Fee. A fee calculated and payable by Purchaser to Seller in accordance with the terms of Article 4 hereof.

        Collection Settlement Date. With respect to each Funding Date in connection with the sale of Sold Receivables to Purchaser, the related First Collection Settlement Date (the 75th day after such Funding Date or if such date is not a Business Day, the Business Day thereafter), and to the extent the Outstanding Balances of such Sold Receivables have not been reduced to zero, each succeeding Business Day.

        Collections. All amounts received by the Collection Agent or Purchaser from any Obligor as a payment with respect to a Sold Receivable.

        Contract. An agreement pursuant to which an Obligor agrees to pay money to Seller for Products sold or Services rendered by Seller in the ordinary course of its business.

        Credit Adjustment. Any refund, rebate, credit, early pay discount or other adjustment granted to an Obligor with respect to a Sold Receivable after such Receivable is sold to Purchaser.

        Defaulted Receivable. (i) A Sold Receivable that the Collection Agent determines in good faith to be uncollectible, or (ii) a Sold Receivable which remains unpaid, for any reason, including without limitation, set off by the Obligor (whether in connection with the same or a related transaction or unrelated transaction) or a bankruptcy or insolvency proceeding of the Obligor where the Obligor is the debtor, more than 60 days from the Billing Date.

        Discount.  [ * ].

        Dollars.  Lawful money of the United States of America.

        [ * ] Confidential portions omitted and filed separately with the Securities and Exchange Commission.


        Eligible Receivable. Any Receivable which does not otherwise constitute an Ineligible Receivable.

        Event of Default.  As defined in Section 12.1.

        Facility Termination Date. The earlier of the Termination Date or when Purchaser terminates this Agreement under Section
12.2.

        Federal Bankruptcy Code. The bankruptcy code of the United States of America codified in Title 11 of the United States
Code, as amended.

        Financing Statement. The financing statements that are properly filed with the various Secretaries of State or other jurisdictions to perfect security interests in any property described by such financing statements.

        First Collection Settlement Date. With respect to each Funding Date that date which is seventy-five (75) days after such Funding Date, provided that if such date is not a Business Day, then the First Collection Settlement Date shall be the next succeeding Business Day.

        Funding Date. The Initial Funding Date, and such other and further dates as the parties hereto may agree to in writing as of the date on which Purchaser acquires additional Receivables hereunder.

        GAAP. Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

        Goods.  As defined in the Recitals to this Agreement.

        Indemnitees.  As defined in Section 10.1.

        Ineligible Receivables. Shall mean any of the following, as determined by Purchaser in its reasonable discretion, at the time of each Purchase hereunder:

(a) Receivables created from the sale of Goods and Services not in accordance with Seller's Payment Terms as described in Exhibit III attached hereto;

(b)     [ * ];

(c)     [ * ];

(d)     [ * ];

(e) Receivables with respect to which the Obligor is an officer, employee, agent, parent, Subsidiary or affiliate of Seller or has common officers or directors with Seller;

(f)  Receivables arising out of any consignment sale;


        [ * ] Confidential portions omitted and filed separately with the Securities and Exchange Commission.


(g) Receivables with respect to which the payment by the Obligor is conditional, other than as may be required by applicable statute;

(h) Receivables with respect to which the Obligor is not a commercial or institutional entity;

(i) Receivables with respect to which Seller is or may become liable to the Obligor thereof for goods sold or services rendered by such Obligor to Seller, other than as may be required by applicable statute;

(j) Receivables with respect to which any warranty or representation provided in Sections 7.3, 8.4 or 8.8 is not true and correct;

(k) Receivables which represent goods purchased for a personal, family or household purpose;

(l) Receivables which are progress payment, retention or contra accounts;

(m) Receivables with respect to which the Obligor is in default of any material provision of any agreement between Seller and Obligor governing such Receivable, including, without limitation, Receivables paid with checks returned and marked "Insufficient Funds" and Receivables which are otherwise in dispute and, in each case, not resolved within thirty (30) days;

(n) Receivables arising pursuant to documentation not satisfactory to Purchaser in its sole discretion;

(o) Receivables on which the Obligor is not located in Europe and Israel if such Receivable is not fully secured by foreign credit insurance or letter of credit, in each case acceptable to Purchaser in its sole discretion;

(p) Receivables which were not incurred in the ordinary course of Seller's business;

(q) Receivables which, prior to sale, were not owned by Seller; or

(r) any and all other Receivables which Purchaser deems to be unacceptable; provided, however, that Receivables of the Obligors listed on Schedule B hereto which also satisfy paragraphs (c) through (q) above, shall be deemed acceptable to Purchaser, subject to any limitations in such Schedule B;

        provided, however, that Seller and Purchaser may agree in writing that any Receivable that would otherwise be an Ineligible Receivable shall be treated for all purposes as an Eligible Receivable.

        Initial Funding Date. The date that Purchaser makes its initial Purchase of Receivables, in accordance with Section
2.1, which, unless otherwise agreed to by the parties in writing, shall be January 28, 1999.

        LIMEAN Rate-One Month. Shall mean, for purposes solely of calculation of the Collection Agent Fee, the London Interbank Mean Rate (LIMEAN) for one-month deposits in U.S. Dollars that appears on the London Interbank Rates Page (referenced as LIUSO1M) of the Bloomberg News Service (or any other page that may replace any such page on such service in the reasonable judgment of Purchaser) for the Business Day of any such Collection Agent Fee payment.

        LIBOR Rate-Two Month. Shall mean for any Purchase, the London Interbank Offered Rate (LIBOR) for two-month deposits in U.S. Dollars that appears on Page 3745 of the Bloomberg News Service (or any other page that may replace any such page on such service in the reasonable judgment of Purchaser) on the third Business Day immediately preceding a Funding Date.


        Lien. A mortgage, pledge, lien, security interest or other charge or encumbrance of any kind (including without limitation any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

        Net Purchase Price.  [ * ].

        Notices. All notices, requests, demands and other communications provided for under this Agreement.

        Obligor. Each customer to whom Seller has sold Products or provided Services and who has agreed to pay money to Seller therefor whether or not pursuant to a Contract.

        Officer's Certificate. A certificate executed on behalf of Seller by its chief financial officer, treasurer or other authorized officer.

        Outstanding Balance. With respect to any Sold Receivable as of any date, the total outstanding principal balance thereof as of such date.

        Outstanding Eligible Receivables. As at any moment, all Eligible Receivables which are then outstanding (i.e., not yet paid by their respective Obligors).

        Party.  Seller or Purchaser, as defined.

        Person. Natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, incorporated or unincorporated associations, companies, limited liability companies, trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof, or any other entity of any kind.

        Prime Rate. The prime rate as published in The Wall Street Journal. The Prime Rate will change and take effect for purposes of this Agreement on the day of any change in the prime rate published in The Wall Street Journal.

        Products.  As defined in the Recitals to this Agreement.

        Purchase. A purchase of Receivables made by Purchaser pursuant to Section 2.1.

        Receivables.  As defined in the Recitals to this Agreement.

        Receivables Purchase Settlement Statement. A statement substantially in the form of Exhibit II to be executed by Seller and Purchaser, prepared in accordance with Section 2.1.C and other provisions of this Agreement.

        Releases. The termination statements or other documents that are filed with the various Secretaries of State or other jurisdictions for the purpose of releasing any security interests that have been filed or perfected through the filing of one or more Financing Statements.

        Request for Information or Copies. The documents that are submitted to the various Secretaries of State or other jurisdictions for the purpose of ascertaining whether or not any financing statements, tax liens, judgment liens or other filings have been filed with respect to some item of property.

        Secretary of State. Any Secretary of State, or any person acting in an official capacity for such person or for other jurisdictions, elected or appointed, to receive filings of Financing Statements, articles of

        [ * ] Confidential portions omitted and filed separately with the Securities and Exchange Commission.


incorporation or other documents pertaining to the business structure or operation of any of the entities referred to in this Agreement.

        Services.  As defined in the Recitals to this Agreement.

        Settlement Date. The first Business Day immediately preceding each Funding Date, and such other dates as may be agreed to in writing by Seller and Purchaser.

        Sold Receivable. A Receivable purchased by Purchaser until paid in full by the Obligor.

        Status Report.  As defined in Section 3.2.B.

        Subsidiary. With respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of common stock or units of ownership or beneficial interest entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person.

        Successor Collection Agent.  As defined in Section 3.1.C.

        Termination Date.  As defined in Section 11.1.

        UCC.  The California Uniform Commercial Code.


                                    ARTICLE 2

                   Amount and Terms of Purchase Commitments

        Section 2.1.    Purchase of Receivables.

        A.      Sale; Effective Date of Sale.

                (i) Generally. On each Funding Date, Purchaser shall Purchase the Eligible Receivables from Seller, in accordance with the terms hereof, that Purchaser has elected, in its sole discretion, to Purchase.  Purchaser's decision to make a
Purchase hereunder will not be binding until the funds are
actually paid. A condition of each Purchase on any Funding Date shall be delivery by Seller of the Receivables Purchase
Settlement Statement required pursuant to Section 2.1.C on the
Settlement Date.   No Purchase shall occur after the Facility
Termination Date or if Purchaser exercises its rights under
Section 12.2.

                (ii) Limitations. Notwithstanding anything herein, Seller shall have no obligation to sell, and Purchaser shall have no obligation to Purchase, any Receivables: (1) on any dates other than the Funding Dates, and (2) which fail to comply with the terms hereof.

        B. Purchase; Transfer of Receivables. Each Purchase hereunder shall take place on the applicable Funding Date, at the office of Seller at 3050 Bowers Avenue, Santa Clara, CA 95054, or such other place as may be mutually agreed upon by Seller and Purchaser. Purchaser shall purchase the applicable Receivables on any Funding Date for an aggregate purchase price equal to the Net Purchase Price of the Eligible Receivables reflected on the Receivables Purchase Settlement Statement
prepared in connection    with such Purchase.  Seller agrees
further that, at all times during the term of this Agreement, the aggregate cumulative amount of all Net Purchase Prices received by Seller in respect of the then Outstanding Eligible Receivables, minus all Collections received thereon (the "Balance"), shall not exceed One Hundred Million Dollars ($100,000,000) (the "A/R Limit"). Title to all Receivables which are acquired by Purchaser shall pass to Purchaser on the applicable Funding Date. Each Purchase shall be made without recourse, except as specifically provided herein.

        C.      Receivables Purchase Settlement Statements.   On each
Settlement Date, Seller shall execute a Receivables Purchase Settlement Statement, dated as of such date, which, among other things: (i) assigns and transfers to Purchaser, effective as of the Funding Date, all right, title and interest of Seller in and to the Sold Receivables described in the schedule attached to such Receivables Purchase Settlement Statement, free and clear of all security interests, liens, charges, encumbrances and rights of others, other than the respective Obligor's interest in the Products and/or Services, as appropriate, relating thereto, (ii) includes copies of all invoices and a summary of all sales resulting in Sold Receivables, and a calculation of the Eligible Receivables to be sold, a schedule of the Sold Receivables, and the Net Purchase Price, and (iii) provides such other information as Purchaser may reasonably request at least five (5) days in advance of such Settlement
Date for the purpose of effecting the transactions contemplated hereby.

        D. Collateral Assignment. Certain of the Obligors have granted Seller a Lien on certain of such Obligor's assets as security for the obligations of such Obligor to Seller. On or prior to each Settlement Date, Seller shall deliver to Purchaser, assignments of all security agreements, instruments or other documents pursuant to which such Obligors have granted Seller such a Lien in its assets.

        E. Power of Attorney. Seller hereby grants to Purchaser an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller or in Purchaser's own name all steps necessary or advisable to (i) whether or not an Event of Default has occurred and is continuing, endorse and negotiate any writing or other right of any kind held or owned by Seller or transmitted to or received by Purchaser as payment on account or otherwise in respect of any Sold Receivables, and (ii) effective upon the occurrence and during the continuance of any Event of Default, enforce, foreclose, demand or accelerate on any writing or other right of any kind held or owned by Seller or transmitted to or received by Purchaser as payment on account or otherwise in respect of any Sold Receivable.









                                 ARTICLE 3

                  Collections; Maintenance of Records;
                       Disbursements of Collections

        Section 3.1.    Collection Procedure.

        A. Appointment of Seller as Collection Agent. Purchaser hereby appoints Seller to act as Collection Agent with respect to Sold Receivables and Seller hereby accepts such appointment until a Successor Collection Agent is appointed in accordance with the terms hereof.

        B.      Duties and Standard of Care as Collection Agent.

                (1) The Collection Agent will endeavor to collect the amount owing to Purchaser on each Sold Receivable in accordance with terms hereof, as and when the same becomes due, at Seller's cost and expense and as agent for Purchaser, but subject to the right of Purchaser to direct and control such activities in accordance with the terms hereof.

                (2) In performing its functions and duties on behalf of Purchaser as the Collection Agent, Seller shall exercise the same care that it would exercise in the collection of Receivables for its own account, in accordance with, among other things, Seller's current Collection Procedures attached hereto as Exhibit IV, which standard of care shall not be less than the standard of care prevalent in the industry in which Seller engages. Collection Agent may amend, from time to time, its Collection Procedures with the consent of Purchaser, such consent not to be unreasonably withheld.

                (3) The Collection Agent may allow such Credit Adjustments for Purchaser's account as the Collection Agent may determine in good faith to be either (i) appropriate to facilitate maximum Collections or (ii) required by applicable law or any applicable Contract and may receive any Products relating thereto, subject to Purchaser's aforesaid interests, as may be returned or rejected by, or repossessed from, the Obligors; provided, however, that any Credit Adjustment shall be reflected in a Status Report or other writing delivered by Collection Agent to Purchaser prepared for the period in which the Credit Adjustment was made, and the amount of any such Credit Adjustment shall be paid to Purchaser in full, in good funds, on each Collection Settlement Date. With respect to each Defaulted Receivable, the Collection Agent shall have the power and authority, on behalf of Purchaser, to take action in accordance with Seller's standard collection policies (including, in the case of any such Receivable in respect of which a security interest in Products shall have been obtained, the repossession and resale of such Products). Purchaser may request, to the extent reasonable, from time to time information relating to any Defaulted Receivable. A Collection Agent other than Seller may also make Credit Adjustments for Purchaser's account with the consent of Purchaser. Any such Credit Adjustment made pursuant to clause (ii) above by a Collection Agent other than Seller, shall be treated the same as a Credit Adjustment made by Seller as Collection Agent, including for purposes of requiring payment or credit by Seller.

                (4) In the enforcement or collection of any Sold Receivable, the Collection Agent must obtain Purchaser's prior written consent to name Purchaser as a party in any legal proceeding; provided, however, that nothing contained herein shall limit Purchaser's right, exercisable in its sole discretion, following demand made by Purchaser on Seller and Seller's refusal or inability to proceed against an Obligor, to sue or proceed against any Obligor in its own name at any time upon two (2) days prior written notice to Seller after the 75th day after the applicable Funding Date. Moreover, notwithstanding the foregoing, (i) following the occurrence and during the continuance of any Event of Default after notice to Seller, (ii) if Seller has determined in good faith that a Sold Receivable is uncollectible, or (iii) if (1) an Obligor becomes insolvent or becomes subject to the Federal Bankruptcy Code, any insolvency law or any similar law, as a debtor, (2) an Obligor makes a general assignment for the benefit of creditors, or (3) a receiver is appointed for any assets of an Obligor; no demand by Purchaser on Seller shall be required before Purchaser may sue or proceed against any Obligor in its own name.

                (5) Purchaser may at any time with contemporaneous notice to Seller, contact any Obligor utilizing the form of verification letter attached hereto as Schedule C, for any purpose related to the performance of audits and verification analyses, and the determination of account balances and other data maintained by Seller. Except for sending the verification letter to the Obligors and except as otherwise provided herein, Purchaser shall not contact any Obligor with respect to the transactions contemplated herein. Purchaser may at any time following (i) the occurrence and during the continuance of an Event of Default; or (ii) the termination of Seller as Collection Agent: (a) notify any Obligor of the purchase by Purchaser of any Sold Receivable hereunder; (b) direct any Obligor to make all payments in respect of Sold Receivables directly to Purchaser at an address designated by Purchaser, or to a third party or a bank or depositary designated by Purchaser; and/or (c) proceed directly against any Obligor, either with respect to the collection of any Sold Receivable or any related matter.

                (6) All Collections received by the Collections Agent on and prior to the related First Collection Settlement Date shall be paid on each Wednesday (for Collections received by the Collection Agent during the immediately preceding calendar week), directly to the Purchaser as provided in Section 3.3.
All Collections received by the Collections Agent after the related First Collection Settlement Date, shall be paid within two Business Days directly to the Purchaser as provided in
Section 3.3. On any Collection Settlement Date, Seller shall remit to Purchaser, for Purchaser's own account, all amounts representing Credit Adjustments which relate to the Sold
Receivables which are applicable to each such Collection
Settlement Date. All payments and all amounts received in settlement, adjustment or liquidation of any Sold Receivable will be credited by Purchaser on the Business Day good funds are received by Purchaser. All payments in respect of Sold
Receivables of a particular Obligor shall be applied against specific items of Sold Receivables as specifically identified in writing by the Obligor thereon. If an Obligor fails to so specify, then the Collection Agent shall use its best efforts, including contacting such Obligor, to determine the appropriate application of the payment.

        C. Termination of Appointment. Upon the occurrence and continuance of an Event of Default or upon termination of this Agreement, Purchaser may at any time immediately terminate
Seller's appointment as the Collection Agent by delivery of a notice of such termination in writing to Seller, provided, however, that if there exists no Event of Default, Purchaser's termination of Seller as Collection Agent shall be effective fifteen (15) days after Purchaser's giving of notification thereof to Seller. Upon the termination of Seller as the

Collection Agent, without limitation, (i) Purchaser, or a financial institution designated by Purchaser (Purchaser in such capacity or such third party, a "Successor Collection Agent"), shall administer the administrative, servicing and collection functions with respect to Purchases from Seller in any commercially reasonable manner and in accordance with this Agreement; (ii) Purchaser shall, at any time thereafter, be entitled to notify the Obligors on any Sold Receivables to make payment of amounts due thereunder directly to Purchaser at an address designated by Purchaser or to such third party or to a bank or other depositary designated by Purchaser; and (iii) Seller shall, at its own expense, (a) if so requested by Purchaser, endorse each instrument, if any, evidencing any Sold Receivable to Purchaser in such manner as Purchaser shall reasonably direct and (b) perform any and all acts and execute any and all documents as may be reasonably requested by Purchaser in order to effect the purposes of this Agreement and the Purchase of Receivables and to perfect and protect the ownership interest of Purchaser in the Sold Receivables.

        Section 3.2.    Records and Reports.

        A. Maintenance of Records. Until the earlier of the termination of this Agreement or until each Sold Receivable has been paid in full, Purchaser shall have the right (but not the obligation), for the purposes hereunder described, to enter upon Seller's premises from time to time during normal business hours following three (3) Business Days notice to Seller
(unless an Event of Default has occurred and is continuing, in which event no advance notice will be required hereunder, but such entry shall be during normal business hours) during the term of this Agreement. The purposes for which Purchaser may enter pursuant to the terms of this Section 3.2 are as follows:
(i) to examine Seller's books, accounts, records or other papers pertaining to Sold Receivables and otherwise pertaining to the transactions which are the subject of this Agreement, and for no other purposes; (ii) to examine the Collateral;
(iii) to appraise the Collateral as security; (iv) to verify the condition of the Collateral; (v) to verify that all Collateral has been properly accounted for; and (vi) to verify that Seller is in compliance with all terms and provisions of this Agreement; provided, in all cases, that Purchaser shall have no right to examine any documents covered by attorney-client privileges or attorney work-product. Any fees, costs or expenses incurred by Purchaser in connection with such inspections, audits and examinations as aforesaid, shall be the sole responsibility of Purchaser (unless an Event of Default has occurred and is continuing, in which event Seller shall be solely responsible for such fees, costs and expenses). From time to time upon the reasonable written request of Purchaser, Seller, at its own expense, will deliver to Purchaser, or any agent selected by Purchaser (which agent Seller shall have consented to, such consent not to be unreasonably withheld), as the case may be: (i) a schedule of the Sold Receivables (or
Sold Receivables relating to such Obligors as Purchaser may specify) sold by Seller to Purchaser indicating as to each such Sold Receivable information as to the Obligor thereon, the Outstanding Balance thereof, the location of any Contract evidencing such Sold Receivable and such other information as Purchaser may reasonably deem appropriate; and (ii) copies of any such Contract and such records and invoices pertaining thereto and evidence thereof as Purchaser may reasonably deem necessary to enable Purchaser to enforce its rights thereunder. At Purchaser's request, Seller shall: (a) identify and hold as agent for Purchaser at the offices of Seller listed in Schedule
A hereto (including without limitation for the purpose of protecting Purchaser's ownership interest therein) all books, records and documents evidencing or relating to the Sold Receivables, including any underlying Contracts, and maintain a current record of all Sold Receivables owned by Purchaser at any time in such reasonable detail and in form and substance satisfactory to Purchaser; (b) mark the legend "Receivables assigned to Deutsche Financial Services (UK) Limited, under a Receivables Purchase Agreement, dated as of January 26,1999" on Seller's aging schedule applicable to the Sold Receivables, and upon the occurrence of an Event of Default, on such instruments as Purchaser may from time to time reasonably designate; and/or
(c) maintain and implement administrative and operating procedures (including without limitation an ability to recreate records evidencing the Sold Receivables in the event of the destruction of the original records), and keep and maintain all documents, books, records and other information reasonably necessary for the collection of the Sold Receivables for Purchaser.

        B. Status Reports. Seller shall submit to Purchaser a Status Report on the dates specified in the immediately following sentence, substantially in the form of Exhibit V
("Status Report") consisting of information concerning
Collections, Credit Adjustments, and Defaulted Receivables.
Seller shall submit a Status Report to Purchaser (i) no later than the thirty-fifth (35th) day after a Funding Date, with respect to the

30-day period which commenced on such Funding Date; (ii) no later than the sixty-fifth (65th) day after a Funding Date, with respect to the 30-day period immediately following the 30-day period referenced in (i); and (iii) no later than two (2) days after a First Collection Settlement Date, with respect to the 15-day period immediately preceding such First Collection Settlement Date. The Status Report shall include such other reports as Purchaser shall reasonably request. If any date for the delivery of a Status Report is not a Business Day, then such report shall be due on the next succeeding Business Day.

        Section 3.3.    Manner and Time of Payments.

        A. Payments to Seller. (i) On the Funding Date. With respect to any Funding Date, so long as Purchaser receives the Receivables Purchase Settlement Statement by 10:00 a.m.,
Pacific time, on the related Settlement Date, Purchaser shall pay the amounts that are payable to Seller hereunder on such Funding Date, as applicable, in immediately available funds deposited to the account of Seller listed in Section 13.2 hereof, no later than 11:30 a.m., Pacific time, and subject to the provisions of any other information reasonably requested by Purchaser from Seller in connection therewith in effect on or prior to such date. (ii) Collection Agent Fee. Purchaser's payment of the Collection Agent Fee to Seller shall be made in immediately available funds deposited to the account of Seller listed in Section 13.2 hereof, no later than 2:00 p.m., Pacific time, on the dates and as otherwise provided under the terms of
Article 4 hereof. (iii) Generally. The foregoing notwithstanding, any amounts due Purchaser from Seller hereunder or in connection herewith, may be deducted by Purchaser from any amounts owed to Seller, with notice to Seller.

        B. Payments to Purchaser. Seller shall pay the amounts that are payable to Purchaser hereunder, in immediately available funds, deposited to the account of Purchaser listed in Section 13.2 hereof, no later than 11:30 a.m., London time, on any Collection Settlement Date, or as otherwise provided, subject to the provisions of any Status Report, or other information reasonably requested by Purchaser from Seller in connection therewith in effect on or prior to such date. In no way limiting the foregoing, Seller agrees to pay Purchaser the following:

                (i) Delinquent Receivables. If the Outstanding Balance of a Sold Receivable has not been paid in full on or before the [ * ] day after the Funding Date on which the Purchaser purchased such Sold Receivable, then, the Seller shall pay to the Purchaser an amount equal to the Payment Percentage of the unpaid Outstanding Balance of such Sold Receivable for each day after such [ * ] day that the Outstanding Balance is greater than zero until the earlier of (A) the date on which the Seller notifies Purchaser that it has determined in good faith that such Sold Receivable is uncollectible, (B) the date that is the [ * ] day after the Funding Date on which the Purchaser purchased such Sold Receivable, and (C) the date on which the Outstanding Balance is reduced to zero. Any amount required to be paid under this paragraph shall be paid to the Purchaser on the immediately following Collection Settlement Date. As used herein, the "Payment Percentage" [ * ].

        Section 3.4.    Eurodollar Deposits Unavailable or Rate
Unascertainable.   In the event that on or prior to the date
the LIBOR Rate-Two Month is determined, Purchaser shall have determined (which determination shall be conclusive and binding on the parties hereto) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate-Two Month applicable to a Purchase, Purchaser shall promptly give notice of such determination to Seller, and any such Purchase shall be made using a Discount based upon the Prime Rate less the difference in the per annum interest rate between the Prime Rate (at the date the LIBOR Rate-Two Month ceased to exist) and the average of the LIBOR Rate-Two Month over the 30-day period immediately preceding the date the LIBOR Rate-Two Month ceased to exist.

                              ARTICLE 4

                         Collection Agent Fee

        [ * ] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

        Section 4.1.    Collection Agent Fee.   A fee shall be
payable by Purchaser to Seller in its capacity as Collection Agent (the "Collection Agent Fee"), in an amount equal to [ * ] on the average daily balance of the Collections received by Purchaser during the 30-day period or the 15-day period, as applicable, preceding each Collection Agent Fee payment date specified in the immediately following sentence. The Collection Agent Fee shall be payable, in arrears, on that date which is thirty (30) days after a Funding Date (for the 30-day period preceding such payment date), the date which is 60 days after a Funding Date (for the 30-day period preceding such payment date), and the First Collection Settlement Date ( for the 15-day period preceding such payment date); provided that if any of such dates is not a Business Day, then on the next succeeding Business Day). In no event, however, shall any Collection Agent Fee be payable to Seller for Collections relating to the applicable Sold Receivables received after the related First Collection Settlement Date. The Collection Agent Fee is to be paid by the Purchaser to the Seller as Collection Agent in consideration of Seller's agreement to serve as a Collection Agent and as compensation for such Collection Agent's services. Any amounts due to Purchaser from Seller hereunder, may be deducted from any Collection Agent Fee and credited to Purchaser, upon notice to Seller. Following the termination of Seller as a Collection Agent, Seller shall not continue to earn any Collection Fees.

                                  ARTICLE 5

                            Security Interest

        Section 5.1. Sale; Grant of Security Interest. The parties hereto intend that the Purchase by Purchaser of Sold Receivables pursuant to this Agreement shall constitute a sale under all applicable laws. Notwithstanding such intent, if for any reason the Sold Receivables are not under applicable law deemed to have been Purchased by Purchaser, Purchaser shall be deemed to have made a loan to Seller in the amount of the purchase price paid to Seller, secured by the following grant of security in Seller's assets. In the event of any such designation as a loan, all provisions of this Agreement referring to the sale of the Sold Receivables shall be construed as the context may require as references to the grant of a security interest in such Receivables. In such regard and in any event to secure all of Seller's current and future debts to Purchaser under this Agreement or any side letters entered into between Purchaser and Seller in connection with this Agreement, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, indemnification obligations pursuant to Section 10.1 and payments on account of Collections received, Seller hereby assigns and grants to Purchaser a security interest in all of Seller's right, title and interest now or hereafter existing in, to and under (i) all Sold Receivables, now owned or hereafter acquired, (ii) all contract rights, chattel paper, security agreements, instruments, documents of title, deposit accounts, reserves and general intangibles, now owned or hereafter acquired, all returned, reclaimed or repossessed inventory and Products, in each case securing or otherwise supporting such Sold Receivables, and (iii) all proceeds of any of the foregoing (the "Collateral"). To the extent so defined, the above assets shall have the same meanings as in Article 9 of the UCC. Seller will hold all of the Collateral in trust for Purchaser and will account for and remit directly to Purchaser all such proceeds when payment is required under terms of this Agreement. Purchaser's lien or security interest will not be impaired by any payments Seller may make to any other person or entity. This Agreement shall constitute a security agreement under applicable law with regard to the security interest granted pursuant to this Section 5.1.

                            ARTICLE 6

                    Seller's Affirmative Covenants

        Seller covenants and agrees that, unless Purchaser shall otherwise give its express prior written consent, until the earlier of the termination of this Agreement or each Sold Receivable has been paid in full, Seller shall comply with and perform in accordance with all covenants contained in this
Article 6.

        Section 6.1.    Financial Statements and Other Reports.
Seller will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements of Seller in conformity with GAAP. Seller will deliver to Purchaser:
                A. as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of Seller, consolidated balance sheets of Seller as of the end of such quarter and
        [ * ] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

consolidated statements of income and of cash flows of Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the Treasurer of Seller; provided that Seller may satisfy this obligation by filing its Form 10-Q for such fiscal quarter with the Securities and Exchange Commission;

                B. as soon as available and in any event within 105 days after the end of each fiscal year of Seller a copy of the annual report of such year for Seller containing consolidated financial statements for such year certified by Seller's independent public accountants; provided that Seller may satisfy this obligation by filing its Form 10-K for such fiscal year with the Securities and Exchange Commission;

                C. promptly after the sending or filing thereof, copies of all reports which Seller sends to its security holders generally, and copies of all registration statements which Seller files with the Securities and Exchange Commission or any national securities exchange (other than those on Form S-8); provided that Seller may satisfy this obligation by filing its reports with the SEC;

                D. promptly upon any vice president or president of Seller obtaining knowledge or becoming aware of an occurrence of a breach of Seller's obligations under this Agreement which would give rise to an Event of Default, an Officer's
Certificate specifying the nature and period of existence of any such breach, condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed breach, event or condition, and what action, if any, Seller has taken, is taking and proposes to take with respect thereto;

                E. thirty (30) days' notice prior to Seller's changing its name or any name under which it does business or relocating its chief executive offices or relocating the books, records and documents evidencing the Receivables owned or to be purchased by Purchaser hereunder;

                F. prior to the implementation of any material change in Seller's policies, procedures or practices with respect to extending credit to its customers, making Credit Adjustments or collecting amounts owed by customers, in each case that would affect Sold Receivables, a written description of such proposed change at least ten (10) days in advance of such change;

                G. with reasonable promptness, such other information, reports or documents concerning the Receivables which are owned or to be purchased by Purchaser hereunder, the underlying
Contracts, or the credit or collection policies, practices and procedures of Seller, as Purchaser may from time to time reasonably request; and

                H. such other information respecting the financial condition or operations of Seller as Purchaser may from time to time reasonably request.

        Section 6.2.  Corporate Existence, etc.  Subject to Section
7.5 hereof, Seller will at all times preserve and keep in full force and effect its corporate existence and all material licenses, rights and privileges relating to Sold Receivables, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary to avoid a material adverse effect on the validity, enforceability and collectibility of Sold Receivables.

        Section 6.3.    Compliance with Laws, etc.  Seller will
comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would adversely affect the validity, enforceability or collectibility of Sold Receivables.

        Section 6.4. Transfer of Receivables. Seller shall take all steps necessary or, in the reasonable opinion of Purchaser, advisable to validate or protect the ownership interest of Purchaser in, or to defeat the assertion by any third party of any adverse claims with respect to, the Sold Receivables or any underlying Contracts. If an Event of Default by Seller hereunder has occurred and is continuing, Seller hereby irrevocably authorizes Purchaser to execute and deliver, in Seller's name and on Seller's behalf, such instruments and documents (including bills of sale and assignments) necessary or desirable to evidence or protect Purchaser's ownership interest in the Sold Receivables. Regardless of whether an Event of Default by Seller has occurred and is continuing, Seller hereby irrevocably authorizes Purchaser to execute and file, in Seller's name and on Seller's behalf, financing statements (including amendments and continuation statements) under the UCC (or similar law where the UCC is not enacted) in such jurisdictions where it may be necessary to validate or protect Purchaser's position as owner of, or, as provided in Section 5.1, secured party with respect to, such Sold Receivables. Seller shall execute and deliver such additional documents and shall take such further action as Purchaser may reasonably request to effect or evidence the transfer of the Sold Receivables and shall execute and deliver to Purchaser such powers-of-attorney as may be necessary or appropriate to enable Purchaser to endorse for payment any check, draft or other instrument delivered in payment of any amount under or in respect of a Sold Receivable. If, at any time, Seller receives any cash or checks, drafts or other instruments for the payment of money on account or otherwise in respect of Sold Receivables, Seller shall segregate such cash and other items, hold such cash and other items (properly endorsed, where required, so that such items may be collected by Purchaser) in trust for Purchaser, and promptly paid directly to Purchaser in accordance with Section 3.1.B(6).

        Section 6.5. Assignment of Contracts; Instruments. Seller hereby assigns to Purchaser all rights of Seller under each Contract underlying a Sold Receivable relating to the collectibility of payments thereunder, security interests and other liens created in connection therewith and the enforcement thereof, but Purchaser does not and shall not thereby assume any obligations of Seller under any such Contract. Such assignment shall include without limitation security interests in favor of Seller in any property (including without limitation any Goods) securing any Sold Receivable, whether pursuant to the contract underlying such Sold Receivables or otherwise, and all terms and conditions of this Agreement shall be deemed applicable to such assigned security interests generally in the same manner and to the same extent as applied to the related Sold Receivable. In the event any Sold
Receivable becomes, either at the time of creation of such Sold Receivable or any time thereafter, evidenced by a promissory note or other document or instrument (other than a Contract), Seller will promptly endorse and physically deliver such promissory note, document or instrument to Purchaser.

















                              ARTICLE 7

                      Seller's Negative Covenants

        Until the earlier of the termination of this Agreement or each Sold Receivable has been paid in full, unless Purchaser shall otherwise give prior written consent, Seller will perform all covenants contained in this Article 7.

        Section 7.1. Character of Business. Seller will make no material change in its Collection Procedures that would adversely affect the validity, enforceability or collectibility of the Sold Receivables or materially adversely affect the ability of Seller to perform its obligations hereunder without the consent of Purchaser.

        Section 7.2. Modification of Contracts. Except as set forth in Section 3.1.B(3), without the prior written consent of Purchaser, Seller will not amend, modify or waive any term or condition of any Contract underlying any Sold Receivable, which amendment, modification or waiver would adversely affect the validity, enforceability or collectibility of such Receivable or adversely affect Purchaser's right to collect any Sold Receivables.

        Section 7.3. Quality of Receivables. Seller will not sell to Purchaser any Receivable that is not an Eligible Receivable on the date of sale. Seller will not sell to Purchaser any Receivable, that, on the date of sale : (i) is an Ineligible Receivable; (ii) is evidenced by a promissory note or other document or instrument (other than a Contract); (iii) does not conform with applicable laws, rules or regulations or is based on a Contract that does not conform in all material respects with applicable laws, rules or regulations; (iv) is a Defaulted Receivable; (v) is a Receivable with respect to which Seller is engaged in any dispute or warranty claim or which is subject to any lien, claim, security interest, offset, counterclaims or defense; (vi) permits the Obligor to pay less than the Outstanding Balance for any reason other than a Credit
Adjustment; (vii) does not satisfy the requirements of Sections
8.4 and 8.8 hereof in all material respects; or (viii) the Purchase of which by Purchaser, or the sale of which by Seller, is subject to any order, judgment or decree of any court, arbitrator or similar tribunal or governmental authority, or is the subject of any proceedings before any such court, arbitrator or similar tribunal or government authority purporting to enjoin or restrain Purchaser from making any Purchase, Seller from selling such Receivable or the Collection Agent or Purchaser from making any Collection of such Receivables. Purchaser may from time to time, in its discretion, upon advance written notification to Seller, withdraw its approval of any or all of the Obligors, including but not limited to those listed on Schedule B hereto.

        Section 7.4.    Financial Statements.  Seller will not
prepare, or permit the preparation of, any financial statements which shall account for the transactions contemplated hereby in a manner that is inconsistent with Purchaser's ownership interest in the Sold Receivables.

        Section 7.5. Restriction on Fundamental Changes. Seller can merge with another Person if immediately thereafter, giving effect to such merger, no Event of Default exists and either
(i) the Seller survives the merger or (ii) the successor agrees to be bound by this Agreement.

        Section 7.6. Seller's Interest. Seller will not retain any interest in any Sold Receivable hereunder and each sale of a Sold Receivable hereunder shall be of all of Seller's right, title and interest in such Sold Receivable.

        Section 7.7. Negative Pledge. Seller will not mortgage, pledge, grant or permit to exist a security interest or Lien caused by it, in or upon any of the Sold Receivables or the Collateral.


                              ARTICLE 8

                Seller's Representations and Warranties

        In order to induce Purchaser to enter into this Agreement and to make the Purchases, Seller represents and warrants to Purchaser that the following statements are true, correct and complete in all material respects (except to the extent such representations and warranties are already qualified as to materiality in which case they are true, correct and complete) as of the date hereof and as of the date of each sale of Receivables hereunder (all representations and warranties concerning Receivables shall be made solely as of the date of the sale of such Receivables hereunder):

        Section 8.1.    Organization, Powers and Good Standing.

        A. Organization and Powers. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Seller has all requisite corporate power and authority to own and operate its properties, to carry on its business as such business is now conducted and as it is proposed to be conducted hereunder, to enter into this Agreement and to carry out the transactions contemplated hereby, except where failure to have such licenses and permits would not have a material adverse effect on the financial condition or assets of Seller.

        B. Good Standing. Seller is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has and will have no material adverse effect on the conduct of the business of Seller or any adverse effect on the validity, enforceability or collectibility of any Sold
Receivable.

        Section 8.2.    Authorization of Sales, etc.

        A. Authorization of Sales. The execution, delivery and performance of this Agreement and the sales of Receivables sold and to be sold to Purchaser hereunder and the grant of the security interest in the Collateral have been duly authorized by all necessary corporate action by Seller.

        B. No Conflict. The execution, delivery and performance by Seller of this Agreement and the sales of Receivables do not and will not: (i) violate any provision of law applicable to Seller, the Certificate of Incorporation or Bylaws of Seller, or any order, judgment or decree of any court or other agency of government binding on Seller; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under or permit an acceleration or increased amortization of any material obligation of Seller; (iii) result in or require the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Seller except as provided herein or pursuant to the terms hereof; or (iv) require any approval of stockholders or any approval or consent of any Person under any obligation of Seller or Contract to which Seller is a party other than approvals or consents that have been obtained and disclosed in writing to Purchaser.

        C. Governmental Consents. The execution, delivery and performance by Seller of this Agreement and the Purchases of Receivables do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body or other Person, other than a filing with certain Secretaries of State and other jurisdictions evidencing the Purchase of Receivables hereunder, and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

        D. Binding Obligation. This Agreement creates and constitutes legal, valid and binding obligations of Seller, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws and principles of equity.

        Section 8.3. No Material Adverse Change. Since January 20, 1999, there has been no material adverse change in the business, operations, properties, or financial position of the Seller and its subsidiaries taken as a whole.

        Section 8.4. Protection of Ownership Interest. All filings or other actions under the UCC have been made or taken in each jurisdiction that are necessary or appropriate to validate and perfect Purchaser's ownership interest in and rights to collect any and all Sold Receivables and the proceeds thereof; Purchaser has a valid and perfected ownership or security interest in the Sold Receivables and the proceeds thereof, free and clear of all security interests, liens, charges, encumbrances or rights of others except as otherwise expressly provided herein; and no effective financing statement or other instrument similar in effect covering all or any part of the Sold Receivables is currently on file or of record at any location except as has been filed or recorded from time to time in favor of Purchaser in accordance with this Agreement.

        Section 8.5. Office Locations. As of the date hereof, the chief executive office of Seller is located at the address of Seller's business office appearing in Schedule A hereof, and the books, records and documents evidencing the Receivables to be sold hereunder are located at Seller's business offices located at the address appearing in Schedule A hereof.

        Section 8.6.    Taxes, etc.   Seller's federal tax
identification number is 94-1655526. There is no federal, state or local law or ordinance (other than income or franchise tax laws applicable to Purchaser generally) under which any Receivable which is sold to Purchaser under this Agreement shall be subjected to any property, excise, sales or other tax, assessment or governmental charge other than income or franchise taxes of Purchaser. To the extent any such Receivable is subject to any such tax, assessment or governmental charge, Seller hereby agrees to pay all such taxes, assessments and governmental charges.

        Section 8.7. Disclosure. No representation or warranty of Seller contained in this Agreement or any other document, certificate or written statement furnished to Purchaser by Seller in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading;
provided that any projections, proforma or preliminary financial information furnished are based on good faith estimates and assumptions believed to be reasonable at the time made and Purchaser acknowledges that such projections as to future events are not to be viewed as facts and that actual results for such period may differ from such projected results.
There is

no fact known to Seller (other than matters of a general economic nature) that materially adversely affects the business, operations, property, assets or condition (financial or otherwise) of Seller and its Subsidiaries, taken as a whole, that has not been disclosed herein or in such other documents, certificates and statements furnished to Purchaser for use in connection with the transactions contemplated hereby.

        Section 8.8. Receivables Valid and Binding; No Litigation. Each Receivable sold to Purchaser hereunder constitutes at the time of sale the legal, valid and binding obligation of the Obligor to Seller, subject to laws affecting the rights of creditors generally. Each such Receivable complies at the time of sale with the provisions of all applicable laws and regulations, whether federal, state or local, applicable thereto, other than provisions as to which the failure to comply would not adversely affect the validity, enforceability or collectibility of the Receivables, and satisfies at the time of sale the requirements of Section 7.3 hereof in all respects.
Each such Receivable is denominated and payable in Dollars.
There are no known counterclaims or rights of set-off limiting the right of Purchaser to collect the Outstanding Balance, as adjusted for Credit Adjustments, of each such Receivable. To the best of Seller's knowledge, there is no order, judgment or decree of any court, arbitrator or similar tribunal or governmental authority purporting to enjoin or restrain
Purchaser from making any Purchase, Seller from selling any Receivable or the Collection Agent or Purchaser from making any Collection, or which might otherwise adversely affect Seller's ability to perform its obligations hereunder. To the best of Seller's knowledge, there are no proceedings before any court, arbitrator or similar tribunal or governmental authority seeking to enjoin or restrain Purchaser from making any Purchase, Seller from selling any Receivable or the Collection
Agent or Purchaser from making any Collection, or which might otherwise adversely affect Seller's ability to perform its obligations hereunder.

        Section 8.9. Satisfaction of Conditions Precedent. At the time of each Purchase hereunder, each of the conditions precedent to such Purchase set forth in Article 9 will have been (i) waived in writing by Purchaser, or (ii) satisfied.

                              ARTICLE 9

                       Conditions To Purchases

        Section 9.1. Conditions to Initial Purchases. The obligation of Purchaser to make its initial Purchase is, in addition to the conditions precedent specified in Sections 9.2 and 9.3 hereof, subject to prior or concurrent satisfaction of the following conditions. On or before the Initial Closing Date, Seller shall deliver to Purchaser:

        A. Good Standing, Etc. Evidence reasonably satisfactory to Purchaser that Seller is duly organized and existing under the laws of Seller's state of incorporation and in California;

        B. Corporate Resolutions. Resolutions of the Board of Directors of Seller approving and authorizing the execution, delivery and performance of this Agreement and the sales of Receivables to be made hereunder, certified as of the Initial
Funding Date by its corporate secretary or an assistant secretary;

        C. Signature and Incumbency Certificate. Signature and incumbency certificates of the officers of Seller executing this Agreement;

        D. UCC Searches. A certificate copy of each Request for Information or Copies (Form UCC-11) (or a similar search report acceptable to Purchaser) listing the Financing Statements filed with respect to the Collateral (or similar search reports for jurisdictions where the UCC is not enacted), and showing that no Financing Statements have been filed with respect to, and presently cover, such Receivables (except those filed pursuant to this Agreement); the foregoing notwithstanding, Purchaser hereby confirms that with respect to the Initial Funding Date, Purchaser shall obtain such searches required hereunder;

        E.      Agreement.  Executed original of this Agreement;



        F. Opinion of Counsel. Executed original of one or more favorable written opinions of counsel, substantially in the form of Exhibit I hereto, reasonably satisfactory to Purchaser, dated as of the Initial Funding Date;

        G. UCC-1s. Purchaser shall have received from Seller acknowledgment copies of all Financing Statements (Form UCC-1) filed with respect to the Collateral in each jurisdiction where necessary or appropriate to perfect Purchaser's ownership interest in such Collateral (or evidence of the satisfaction of such similar filing or other requirements as may be so necessary in each jurisdiction where the UCC is not enacted), Purchaser hereby agreeing that with respect to the Initial
Funding Date, if Purchaser has received duly executed originals of the Financing Statements required hereunder at least two (2) days prior to the Initial Funding Date, then the acknowledgment copies of such filings required hereunder will be acceptable if received by Purchaser no later than ten (10) Business Days after such Initial Funding Date;

        H. Receivables Purchase Settlement Statement. As of the Settlement Date in respect of the Initial Funding Date, Seller shall deliver the Receivables Purchase Settlement Statement required by Section 2.1.C;

        I. Subordination Agreements. Subordination agreements in form and substance acceptable to Purchaser from any and all prior filers with conflicting security interests in the Collateral; and

        J. Other Documents. Such other documents, certificates, submissions, instruments, and agreements as reasonably requested by Purchaser relating to the transaction herein contemplated.

        Section 9.2. Conditions to All Purchases. The obligation of Purchaser to make each Purchase, including the initial
Purchase, is subject to the following further conditions precedent:

        A. Purchaser shall have received, in accordance with the provisions of Section 2.1 as of any Settlement Date, an originally executed Receivables Purchase Settlement Statement relating to such Purchase, signed by the chief executive officer, the chief financial officer, the treasurer or any other authorized officer or designee of Seller on behalf of Seller.

        B.      As of the date of any Purchase:

1. The representations and warranties of Seller contained herein shall be true, correct and complete in all material respects on and as of the date of Purchase to the same extent as though made on and as of that date;

2. All Receivables sold by Seller on such date hereunder shall comply in all material respects with Section 7.3 hereof;

3. No event shall have occurred and be continuing or would result from the consummation of the Purchase contemplated by such Receivables Purchase Settlement Statement that would constitute an Event of Default or permit the acceleration or the increased amortization of the obligations created, or but for the passage of time or the giving of notice or both would constitute an Event of Default or permit the acceleration or the increased amortization of the obligations created, under this Agreement or any other agreement to which Seller is a party;

4. Seller shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed by it on or before such date of Purchase;

5.      Seller shall have delivered such other and further
Receivables Purchase Settlement Statements as may be required hereunder;

6. There shall not have occurred and be continuing an Event of Default by Seller under this Agreement;


7.      Seller shall have delivered such other and further UCC-
1s, amendments thereto and Subordination Agreements as Purchaser shall deem reasonably necessary; and

8. Seller shall have delivered such other documents, certificates, submissions, instruments, and agreements as reasonably requested by Purchaser relating to the transaction herein contemplated.



                              ARTICLE 10

                        Indemnities By Seller

        Section 10.1. Right to Indemnification. Without prejudice to any other rights that Purchaser may have hereunder or under applicable law, Seller agrees to indemnify, pay and hold
Purchaser and the employees and agents of Purchaser
(collectively called the "Indemnitees") harmless from and against, any and all liabilities, obligations, losses, damages (including consequential damages, except as expressly set forth below), penalties, actions, judgments, suits, claims, costs and expenses (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees and reasonable costs of investigation and accountants) (collectively, "Indemnified Amounts"), which arise or result from: (i) any breach by Seller of its duties hereunder individually or as the Collection Agent, in connection with the collection of Sold Receivables; (ii) any dispute, claim, offset or defense of any Obligor (other than as a result of the Obligor's bankruptcy or insolvency) to the payment of any Receivable owned by Purchaser (including without limitation a defense based on such Receivable or the underlying Contract not being the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms), in either case other than as a result of an act or omission of Purchaser not required or permitted under this Agreement; (iii) any other claim resulting from the sale of the Products and Services underlying the Receivable (including without limitation any warranty or product liability claims); or (iv) any breach by Seller of any of the terms, covenants, conditions or representations of this Agreement; excluding, in all cases however, (A) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnitee, (B) consequential, indirect, punitive or exemplary damages, except such damages which are imposed on the Indemnitee in favor of any third party in connection with the actions described in (i) through (iv) above, and (C) recourse for uncollectible Receivables and all income and franchise taxes on Purchaser; provided, further, that if an arbitrator or court of competent jurisdiction in a final non-appealable order determines that such Indemnified Amounts arose in part from such Indemnitee's gross negligence or willful misconduct, Seller shall reimburse such Indemnitee for the portion of such claim not resulting from such Indemnitee's gross negligence or willful misconduct. The obligations of Seller pursuant to this
Section 10.1 shall survive any termination of this Agreement.

        Section 10.2. Notification of Potential Liability. Each party will make good faith efforts to identify potential situations involving possible liability under this Article 10, and to determine the amount, if any, of such liability or obligations, and will, upon learning of such potential situations, promptly advise the other party.

        Section 10.3. Litigation. The Seller agrees at its expense, at the Purchaser's request, to cooperate with the Purchaser in any action, suit or proceeding brought by or against the Purchaser relating to any of the transactions contemplated by this Agreement or to any of the Sold Receivables owned by the Purchaser (other than an action, suit or proceeding by the Seller against the Purchaser). In addition, the Seller agrees to notify the Purchaser and the Purchaser agrees to notify the Seller, at the Seller's expense, promptly upon learning of any pending or threatened action, suit or proceeding if the judgment or expenses of defending such action, suit or proceeding would be covered by Section
10.1 and (except for an action, suit or proceeding by the Seller against the Purchaser) to consult with the Purchaser, concerning the defense and prior to settlement; provided, however, that if (i) the Seller shall have acknowledged that
Section 10.1 would cover any judgment or expenses in any action, suit or proceeding and (ii) in the Purchaser's sole determination, the Seller has the financial ability to satisfy such judgment or expenses, then the Seller shall have the right, on the Purchaser's behalf but at the Seller's expense, to defend such action, suit or proceeding with counsel selected by the Seller and shall have sole discretion as to whether to litigate, appeal or enter into an exclusively monetary settlement; and provided further that (i) the Purchaser's failure to provide any notice pursuant to this Section 10.3 shall not affect the indemnification of any party by the Seller hereunder, and (ii) the Seller's sole and exclusive remedy in the event of any such failure to give notice by the Purchaser shall be a separate action against the Purchaser for damages actually incurred by the Seller as a direct result of the Purchaser's failure to provide such notice.

        Section 10.4. Seller to Remain Obligated. Anything herein to the contrary notwithstanding: (i) Seller shall remain responsible and liable under the Contracts to the extent set forth in such Contracts or otherwise to perform all of its duties and obligations thereunder to the same extent as if the Sold Receivables applicable to such Contracts had not been sold to Purchaser hereunder; (ii) the exercise by Purchaser of any of its rights hereunder shall not release Seller from any of its duties or obligations under such Contracts; and (iii)
Purchaser shall not have any obligation or liability under such Contracts by reason of the purchase of the applicable Sold Receivables hereunder, nor shall Purchaser be obligated to perform any of the obligations or duties of Seller thereunder.










                           ARTICLE 11

                           Termination

        Section 11.1.   Termination.   Absent termination of this
Agreement pursuant to Article 12, this Agreement shall continue in full force and effect until the earlier of the date (i) which is ninety (90) days after written notice from any Party to the other Party of its election to terminate this Agreement, or (ii) on which all obligations of Seller to Purchaser and Purchaser to Seller, have been satisfied in full (the "Termination Date"). Subject to the provisions of Article 12,
(i) no termination of this Agreement shall affect any monetary obligations hereunder of any Party arising prior to the effective date of such termination, (ii) no termination of this Agreement shall affect the obligation of Seller to make any payments to Purchaser required hereunder, including but not limited to payments of Credit Adjustments, (iii) no termination of this Agreement shall affect any obligations which, specifically by their terms, survive termination hereof, including but not limited to, Seller's indemnification obligations hereunder, and (iv) payments of any and all amounts from Obligors with respect to Sold Receivables (regardless of the existence of any other obligation or indebtedness of such Obligors then owed to the Seller or any other person or entity) to the Seller shall continue to be treated as Collections and shall be applied to repayment of Sold Receivables as set forth herein. Notwithstanding any such termination, Seller agrees that from time to time thereafter it will promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or that Purchaser may reasonably request, in order to perfect, protect or more fully evidence Purchaser's right, title and interest in and to the Sold Receivables owned by Purchaser hereunder; to enable Purchaser to exercise or enforce any such rights; to facilitate maximum Collections; and/or otherwise to effectuate the intent of the Parties hereto with respect to the Sold Receivables and Collections.

                               ARTICLE 12

                             Events of Default

        Section 12.1. Events of Default. Any of the following events will constitute an Event of Default by Seller under this
Agreement:

                (a) Except for the breach described in Section 12.1(c) below, Seller fails to perform any of its obligations contained herein or in any other related agreements between Seller and Purchaser, and such breach is not cured within thirty (30) days of Seller's receipt of written notice of such breach from Purchaser;

                (b) any representation, statement, report, or certificate made or delivered by Seller to Purchaser is not accurate in all material respects when made (or when deemed made);

                (c) Seller fails to pay any of its monetary obligations payable to Purchaser hereunder or under any other agreements related to this Agreement within five (5) days of when due and payable;

                (d) any event or condition shall occur which results in the acceleration of the maturity of any debt of Seller or any subsidiary of Seller to a third party in excess of $50,000,000 or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                (e) final judgments or orders for the payment of money in excess of $50,000,000 in the aggregate (excluding amounts with respect to which a financially sound and reputable insurer has admitted liability) shall be rendered against the Seller or any subsidiary of Seller and such judgments or orders shall continue unsatisfied or unstayed for a period of thirty (30) consecutive days;

                (f) Seller shall cease existence as a corporation, other than as permitted under Section 7.5 hereof;

                (g) Seller or any subsidiary of Seller shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; provided, however, that no event that would otherwise constitute an Event of Default under this Section 12.1(g) shall be an Event of Default if the total assets of all entities with respect to which such event has occurred which would otherwise have constituted an Event of Default under Sections 12.1 , (g), or (h) do not exceed
$50,000,000 in the aggregate; or

                (h) an involuntary case or other proceeding shall be commenced against Seller or any subsidiary of Seller seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Seller or any subsidiary of Seller under the federal bankruptcy laws as now or hereafter in effect; provided, however, that no event that would otherwise constitute an Event of Default under this Section 12.1(h) shall be an Event of Default if the total assets of all entities with respect to which such event has occurred which would otherwise have constituted an Event of Default under Sections 12.1 (g) or
(h) do not exceed $50,000,000 in the aggregate.

        Section 12.2. Remedies. If any Event of Default is not cured within the period specified above, (with respect to Sections 12.1 (g) or (h) Purchaser may act immediately upon the occurrence of any such Event of Default), Purchaser may, at any time of its election, without prior notice or demand to Seller, do any one or more of the following: (i) cease making Purchases hereunder; (ii) declare the Facility Termination Date to have occurred; (iii) apply a default charge to Seller's outstanding monetary obligations then due and payable to Purchaser hereunder equal to the lesser of four percent (4%) per annum in excess of the Prime Rate, or the highest lawful contract rate of interest permitted by applicable law; provided, however, that such default charge shall accrue only during the continuance of an Event of Default or until payment of such monetary obligation and only be applicable to (A) Collections which Seller has failed to pay to Purchaser in accordance with the terms hereof after the applicable First Collection Settlement Date, and (B) Credit Adjustments, any delinquent Receivables payments described in Section 3.3.B(i) hereof, and any other obligations payable by Seller to Purchaser hereunder or under any other related agreements, which Seller has failed to pay to Purchaser when due (other than any indemnification obligations), or (iv) exercise any or all rights under applicable law. All Purchaser's rights and remedies are cumulative. The Purchaser's failure to exercise any of its rights or remedies hereunder will not waive any of its rights or remedies as to any past, current or future Event of Default.

                            ARTICLE 13

                           Miscellaneous

        Section 13.1. Costs and Expenses. Seller shall pay on demand all costs and expenses incurred by Purchaser in connection with enforcement of this Agreement and the other documents to be delivered hereunder, including accountants' and attorneys' fees and expenses. The obligations of Seller under this Section 13.1 shall survive the termination of this Agreement.

        Section 13.2. Addresses. All Notices provided for hereunder shall be in writing (including facsimile transmissions or telegraphic or telex communications) and mailed (return receipt requested), telecopied, telegraphed, telexed or delivered, as appropriate, to each party at the address set forth as follows or at such other address as the party affected may designate in a written notice to the other parties hereto complying as to delivery with the terms of this
Article 13. All such Notices and fund transfers shall be effective when received.

If Notice to Purchaser:

        Deutsche Financial Services (UK) Limited
        1 Station View
        Guildford, Surrey
        England, GU1 4JY
        Attention: Senior Vice-President
        Facsimile No. 011-44-1-483-500340


        With a copy to:

        Deutsche Financial Services Corporation
        655 Maryville Centre Drive
        St. Louis, MO 63141-5832
        Attention:  General Counsel
        Facsimile No.:  (314) 523-3190

If Notice to Seller:

        Applied Materials, Inc.
        3050 Bowers Avenue, M/S 2036
        Santa Clara, CA 95054
        Attention: Diane Gale, Assistant Treasurer
        Facsimile No.: (408) 986-7825

        With a copy to:

        Applied Materials, Inc.
        3050 Bowers Avenue, M/S 2062
        Santa Clara, CA 95054
        Attention: Barry Quan, Managing Director, Legal Affairs
        Facsimile No.: (408) 986-2836

All funds transfers shall be made as follows:

If funds transfer to Purchaser:

        Bank: Deutsche Bank London
         Swift # : DEUTGB2LXXX:
        Account No.:  0154344-001
        Reference:      Deutsche Financial Services


If funds transfer to Seller:

        Bank:  Mellon Bank, Pittsburgh, PA.
        ABA Routing No.:  043000261
        Account No.: 020 8830
        Reference:  Applied Materials Inc.

        Section 13.3. Further Cooperation. Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Purchaser may reasonably request, in order to perfect, protect or more fully evidence Purchaser's right, title and interest in and to the Sold Receivables owned by Purchaser hereunder or to enable
Purchaser to exercise or enforce any such rights. Purchaser will promptly execute and deliver any release or termination statement required under the UCC when this Agreement shall have terminated and all Sold Receivables shall have either been collected in full or otherwise discharged in a manner reasonably satisfactory to Purchaser.

        Section 13.4. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall, to the extent permitted by law, not in any way be affected or impaired thereby.

        Section 13.5. Amendments and Waivers. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Seller or Purchaser therefrom, shall in any event be effective unless the same shall be in writing and signed by Seller and Purchaser, and then such waiver or consent shall be effective only in the specified instance and for the specific purpose for which given.

        Section 13.6. Cumulative Rights. All rights and remedies of the parties hereto under this Agreement shall, except as otherwise specifically provided herein, be cumulative and nonexclusive of any rights and remedies which they may have under any other agreement or instrument, by operation of law, or otherwise.

        Section 13.7. Effectiveness. This Agreement shall become effective when it shall have been executed and delivered by all parties hereto and thereafter shall be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and assigns, except that neither party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other party, which consent may in the discretion of such other party be withheld; provided, however, that Purchaser may participate any of its interest in this Agreement and the Sold Receivables to a third party, with the consent of Seller if no Event of Default exists and no consent of Seller but with notice to Seller if an Event of Default exists.

        Section 13.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

        Section 13.9. Confidentiality. The Purchaser and the Seller each shall hold all non-public information obtained pursuant to this Agreement and the transactions contemplated hereby or effected in connection herewith confidential. Purchaser may make disclosure reasonably required by any bona fide transferee or prospective transferee in connection with the contemplated transfer of any Sold Receivable or participation in this Agreement by the Purchaser so long as such Person signs a confidentiality agreement. Either Party may disclose confidential information as required by law or as requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each party hereto shall notify the other parties hereto of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of the Purchaser by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information to permit the party affected to contest such disclosure, if possible; provided further that in no event shall the Purchaser be obligated or required to return any materials furnished by the Seller.

        Section 13.10. No Affiliation. Purchaser and Seller each hereby represents and warrants that neither Purchaser nor Seller is under common control or ownership with the other. Neither Seller nor Purchaser shall have any right or authority to bind the other or create any obligation or responsibility, express or implied, on behalf of the other, or in the other's name, except as may be herein expressly permitted. Nothing stated in this Agreement shall be construed as constituting
Seller and Purchaser as partners or joint venturers, or as creating the relationship of employer and employee, master and servant, franchisor and franchisee, or principal and, except for Seller being Collection Agent, agent between Seller and Purchaser.

        Section 13.11.  List of Schedules and Exhibits.  The
following Schedules and Exhibits are attached to this Agreement and are incorporated herein by this reference:

                        Schedule A - Seller's Chief Executive Offices Schedule B - Acceptable Obligors
                        Schedule C - Form of Receivable Verification Letter
                        Exhibit I - Forms of Opinions of Counsel
                        Exhibit II - Form of Receivables Purchase
Settlement Statement
                        Exhibit III - Seller's Payment Terms
                        Exhibit IV - Seller's Collection Procedures
                        Exhibit V - Form of Monthly Status Report

        Section 13.12. Limitation on Damages. Except as may be expressly provided for in this Agreement or any other agreement between them, neither Purchaser nor Seller shall be liable to the other for exemplary, consequential or punitive damages.

        Section 13.13. Jurisdiction; Jury Trial Waiver, Etc. ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE OR OTHER MATTER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE DOCUMENTS INSTRUMENTS OR AGREEMENTS RELATED HERETO WILL BE
TRIED IN A COURT OF COMPETENT JURISDICTION LOCATED IN SANTA
CLARA COUNTY, CALIFORNIA, BY A JUDGE WITHOUT A JURY. SELLER AND PURCHASER WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH
PROCEEDING. SELLER AND PURCHASER FURTHER WAIVE ANY RIGHT TO CLAIM ANY EXEMPLARY OR PUNITIVE DAMAGES IN ANY SUCH PROCEEDING.

        Section 14. Governing Law. Purchaser and Seller acknowledge and agree that this and all other agreements between Purchaser and Seller have been substantially negotiated, and will be substantially performed, in the State of California.
Accordingly, Purchaser and Seller agree that this Agreement and all matters relating hereto shall be governed by and construed in accordance with the laws of the State of California.





[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement by their officers thereunto duly authorized as of the date first above written.

        THIS AGREEMENT CONTAINS JURY WAIVER AND PUNITIVE DAMAGES
WAIVER PROVISIONS.


                                APPLIED MATERIALS, INC.


                                By: /s/ Nancy H. Handel
                                Title: Vice President Global
                                       Finance and Treasurer


                                By: /s/ Joseph R. Bronson
                                Title: Senior Vice President,
                                       Chief Financial Officer and
                                       Chief Administrative Officer




                                DEUTSCHE FINANCIAL SERVICES
                                (UK) LIMITED


                                By: /s/ Richard C. Goldman
                                Title: Director

                               SCHEDULE A

                          CHIEF EXECUTIVE OFFICES





                           Applied Materials, Inc.
                            3050 Bowers Avenue,
                           Santa Clara, CA 95054

                                SCHEDULE B

                             ACCEPTABLE OBLIGORS



        The following Obligors shall be deemed acceptable, subject in all events to the terms of the Agreement and subject further to the maximum Outstanding Balance limitation set forth opposite such Obligor's name, which additionally are subject, in all events to the A/R Limit:


        OBLIGOR                                   MAXIMUM
                                                  OUTSTANDING
                                                  BALANCE LIMITATION

 Advanced Micro Devices-Saxony                    $10,213,579.15


 Compagnie IBM France                              $3,872,538.16

 Intel Electronics Ltd.                            $1,822,071.56

 Micron Technology Italia S.R.L.                   $5,146,919.68

 Philips Bedrijven                                 $1,000,000.00

 Siemens AG                                          $849,150.00

 STMicroelectronics                                $1,852,668.00

                                   SCHEDULE C

                     FORM OF RECEIVABLE VERIFICATION LETTER


                                    SCHEDULE C

                               Applied Materials, Inc.
                                  1 Station View
                                Guildford, Surrey
                                  England GU1 4JY

                                         For Comparison  Purposes Only

                                         This is not a  request for remittance
________________

Gentlemen,

        We are conducting an audit of our Invoice Processing
System. Please advise whether the following unpaid charges against your account as of _______ are in agreement with your records.

The items indicated may or may not include all of the current charges. Verification of only those listed is requested.

In either case, please sign below in the space provided and return this form directly to Applied Materials Inc. at the address listed above in the postage prepaid envelope enclosed for your convenience. Please do not make any payments to this address.

---------------------------------------------------------------
---------------------------------------------------------------
Invoice Number     Invoice Date      P.O. Number  Amount Due

---------------------------------------------------------------
---------------------------------------------------------------
--


                                        Total:




Remarks:


---------------------------------------------------------------
---------------------------------------------------------------


THE ABOVE LISTED INVOICES, NUMBERS, DATES, AND AMOUNTS

                                                Do agree with our records
                                                Do not agree  with our records



                        Authorized Signature


If you have any questions, please call Dan Clayton at (408) 563-7315.

                                 EXHIBIT I

                          FORMS OF OPINIONS OF COUNSEL

                              January 28, 1999




Deutsche Financial Services (UK) Limited
1 Station View
Guilford, Surrey, England, GU1 4JY

Ladies and Gentlemen:
We have acted as counsel to Applied Materials, Inc., a Delaware corporation (the "Company") in connection with that certain
Receivable Purchase Agreement (the "Agreement") dated as of
January 26, 1999 between the Company and you.

In this regard, we have examined executed originals or copies of the Agreement, a copy of which have been delivered to you, including the letter from the Company to you (the "Assignment") dated January 28, 1999 titled Receivables Purchase Settlement Statement (Including Assignment of Receivables) delivered in connection therewith, together with such other exhibits and schedules delivered in connection with the Agreement.

Based upon such examination and having regard for legal considerations which we deem relevant, we are of the opinion that each of the Agreement and the Assignment are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

With your permission we have assumed the following
(a) authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) that the documents referred to herein were duly authorized, executed and delivered on behalf of the respective parties thereto and, other than with respect to the Company, are legal, valid, and binding obligations of such parties; (e) the compliance by you with any applicable requirements to file returns and pay taxes under the California Franchise Tax Law; (f) the compliance by you with any state or federal laws or regulations applicable to you in connection with the transactions described in the Agreement and
(g) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meeting contrary to that expressed by those provisions.

We express no opinion as to matters of law in jurisdictions other that the State of California and the United States.

Our opinion that any document is legal, valid, binding, or enforceable in accordance with its terms is qualified as to:
(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other similar laws relating to or affecting the enforcement of creditors' rights generally;
(b) general principles of equity, including without limitation concepts of mutuality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law;
(c) rights to indemnification and contribution which may be limited by applicable law and equitable principles; and
(d) the unenforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights (including, without limitation, waivers of any objection to venue and forum non conveniens and the right to a jury trial), the benefits of statutory constitutional provisions, unknown future rights, and defenses to obligations or rights granted by law, where such waivers are against public policy or prohibited by law.

We note that you are receiving of even date herewith the opinion of Barry Quan, Managing Director, Legal Affairs of the
Company, as to certain matters relating to the Company. We have made no independent examination of such matters.

This opinion is solely for the benefit of Deutsche Financial Services (UK) Limited in connection with the transaction covered by the first paragraph of this letter and may not be relied upon, used, circulated, quoted or referred to by, nor may copies hereof be delivered to, any other person without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

Very truly yours,


ORRICK, HERRINGTON & SUTCLIFFE
LLP

                                  EXHIBIT II

           FORM OF RECEIVABLES PURCHASE SETTLEMENT STATEMENT


                 RECEIVABLES PURCHASE SETTLEMENT STATEMENT
                    (Including Assignment of Receivables)


Deutsche Financial Services (UK) Limited
1 Station View
Guildford, Surrey
England GU1 4JY
Attention:   Senior Vice President

                        Re:  Assignment of Receivables

                Pursuant to Section 2.1.C of the Receivables Purchase Agreement (the "Agreement") dated as of January 26, 1999 by and between Applied Materials, Inc. ("Seller"), as Seller, and
Deutsche Financial Services (UK) Limited ("Purchaser"), as
Purchaser, Seller hereby sells, transfers and assigns to Purchaser, without recourse, except as provided in the Agreement, Seller's right, title and interest in and to all of the Receivables described on the Attachment 1 hereto, and all collateral, if any, securing such Receivables. Such
Receivables satisfy the requirements of the Agreement for Purchase by Purchaser, including without limitation Section 7.3 thereof. Seller represents that all such Receivables are free and clear of all security interests, liens, charges, encumbrances and rights of others other than the respective
Obligor's interest in the Products and/or Services relating thereto, and other than as otherwise expressly permitted in the Agreement. Terms utilized herein which are not otherwise defined shall bear the meanings set forth in the Agreement.

                Seller further certifies that (i) Attachment 1 hereto is accurate and complete on and as of this date and each Receivable and Obligor reflected thereon or covered thereby complies in all respects with Section 7.3 of the Agreement;
(ii) Seller is in compliance in all material respects with all terms and covenants set forth in the Agreement on and as of this date, (iii) Seller's representations and warranties set forth in the Agreement are true, correct and complete in all material respects on and as of this date to the same extent as though made on and as of this date; provided, however, no representation or warranty is made as to any Receivable other than the Receivables described on Attachment 1; (iv) no event has occurred and is continuing or will result from the consummation of the Purchase contemplated hereby that would constitute an Event of Default, or but for the passage of time or the giving of notice or both would constitute an Event of Default under the Agreement; and (v) Seller has performed in all material respects all agreements and has satisfied all conditions which the Agreement provides shall be performed by it on or before this date.

                                        APPLIED MATERIALS, INC.

                                        By:
                                            ___________________________
                                        Title:
                                             __________________________
                                        Date:
                                             __________________________


Deutsche Financial Services (UK) Limited, as Purchaser under the Agreement, hereby accepts the Assignment of Receivables set forth above.

DEUTSCHE FINANCIAL SERVICES
(UK) LIMITED

                                        By:
                                            ___________________________
                                        Title:
                                             __________________________
                                        Date:
                                             __________________________

                            Exhibit III

                      Seller's Payment Terms

                           Payment Terms

Standard payment terms for Systems shipments for the Applied Materials Europe (AME) region are "90% due in 30 days from receipt of equipment not to exceed 45 days from shipment, and 10% not to exceed 75 days from shipment, if no fault of Applied Materials". Exceptions to the standard payment terms are often made to accommodate high volume purchase agreements, customer-satisfaction issues, and competitive issues.

The exceptions normally include a smaller percentage due in 30 days (i.e. 80% due in 30 days, 20% not to exceed 75 days....), or longer pay periods attached to the first-tier invoice (90%
due in 60 days, ......), or longer pay periods attached to the second-tier invoice (......, 20% not to exceed 90 days, if no fault of Applied Materials).

The first-tier invoice is always due based on invoice date (which approximates the ship date), and is not subject to technical acceptance or any other measure. The second-tier invoice is payable subject to technical acceptance (according to the specifications on the Purchase Order) by the customer.

                             Exhibit IV

                  Seller's Collection Procedures

                      Applied Materials, Inc.
              Accounts Receivable Collections Procedure


The standard systems collections procedure for the first-tier invoice (which implies that there is no technical acceptance requirement) is as follows:
a) No later than 5 days prior to the payment due date, the Applied Materials Inc. (AMAT) collection representative contacts the Obligor's accounts payable department for payment status on the invoice.
b) If the Obligor's accounts payable department requires a copy of the invoice, the AMAT collection representative will deliver this to the customer on the same day via fax, or overnight if original copy is required.
c) If there is a pricing or proof of delivery issue, the collection representative will follow-up with the product business group and the invoicing group to verify prices listing vs. purchase order information and obtain a copy of the airway bill or proof of delivery.
d) Issues that delay or prohibit payment by the Obligor are immediately escalated to the Obligor's purchasing department and to the AMAT account team, so that resolution is obtained as soon as possible.
e) If an Obligor is not paying or slow-paying an invoice(s) for an undetermined reason, the issue is immediately escalated to the account team and the global credit & collections manager. The non-payment issue is escalated within the Obligor's organization at the purchasing, accounts payable, and corporate finance levels.
f) Non-payment of a first-tier invoice beyond 30 days from due date, with no known set payment date or an unacceptable payment date, results in a "demand" letter that outlines the total amount due and the expected payment date. Failure by the Obligor to settle the terms of the "demand" letter results in a credit hold. The credit hold represents no shipments or limited shipments, and may impact all systems, spares, service agreement, labor, etc. services and product shipments.
g) At the point that a "demand" letter is sent to a customer, the issue is also escalated internally within AMAT to the Treasurer, Global Operations Finance Director, Regional President, and Regional Finance Director levels.
h) In some cases, longer short-term (1-2 months) payment schedules are agreed to accommodate cash-flow issues.
i) Only as a last resort, collections suits and repossession of product activities occur.

                              Exhibit V

                     Form of Monthly Status Report

                           (Seller to Supply)


Receivables Assigned to Deutsche Financial Services (UK) Limited
Under A Receivables Purchase Agreement, Dated As Of Jan. 26, 1999.

Initial Funding Date:               01/28/99
First Collection Settlement Date:   04/13/99
Report Date:                        02/27/99

Receivables Status Report

                                    Date of            Inelig-                     Date             Balance
                   Invoice           to DFS   Invoice   ible   Collected  Date   Wired to            Out-
 Obligor Invoice #  Date   Due Date   Sale   Amount($) Amount   Amount  Collected   DFS     Aging  standing Comments



         Sub-Total By Customer:




         Grand Total: